SECOND AMENDMENT TO
FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of February 17, 2006, but effective as of the Effective Date (hereinafter defined), among THE VAIL CORPORATION, a Colorado corporation doing business as “Vail Associates, Inc.” (the “Company”), the Required Lenders (as defined in the Credit Agreement referenced below) party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (hereinafter defined).

R E C I T A L S

A. The Company has entered into that certain Fourth Amended and Restated Credit Agreement dated as of January 28, 2005, with Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), and certain other agents and lenders party thereto, as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of June 29, 2005 (as amended, the “Credit Agreement”), providing for revolving credit loans, letters of credit, and swing line loans in the aggregate principal amount of up to $400,000,000. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings set forth in the Credit Agreement, and all Section references herein shall be references to sections in the Credit Agreement.

B. The Company has requested the ability to make Distributions to the extent permitted pursuant to the Indenture, dated as of January 29, 2004, among Vail Resorts, Inc., as Issuer (“VRI”), The Bank of New York, as Trustee, and certain of VRI’s subsidiaries, as Guarantors, governing VRI’s 6¾% Senior Subordinated Notes due 2014, as in effect on the date hereof.

C. The Required Lenders have agreed to amend the Credit Agreement to permit such Distributions.

In consideration of the foregoing and the mutual covenants contained herein, the Company, the Required Lenders, the Guarantors (by execution of the attached Guarantors’ Consent and Agreement), and the Administrative Agent agree as follows:

1. Amendments.

(a) New Definitions. Section 1.1 is hereby amended by inserting the following new definitions alphabetically to read as follows:

(i) “Restricted Payment Capacity means, on any date of determination, the Dollar value of Restricted Payments (as defined in the VRI Indenture) that VRI and its Restricted Subsidiaries are permitted to make under, and in accordance with, Section 4.10 (Limitation on Restricted Payments) of the VRI Indenture on such date, without regard to whether VRI and its Subsidiaries are permitted to make a Restricted Payment (as defined in the VRI Indenture) on such date as a result of its failure to satisfy any condition to the making of a Restricted Payment (as defined in the VRI Indenture) as set forth in the VRI Indenture.”

(ii) “VRI Indenture means the Indenture, dated as of January 29, 2004, between VRI, as Issuer, the guarantors party thereto, and The Bank of New York, as Trustee, as in effect on the date hereof, without giving effect to any further amendments, restatements, supplements, or modifications thereof; provided, that, the terms and provisions of the VRI Indenture referenced in this Agreement shall continue to be incorporated herein by reference if the VRI Indenture is terminated, the Debt evidenced thereby is repaid, or the VRI Indenture ceases to be in full force and effect for any reason.”

(b) Modifications to Distributions Covenant. Section 10.9 (Distributions) is hereby amended as follows:

(i) Clause (d) is amended in its entirety to read as follows (and the calculations demonstrating compliance with clause (d) in the calculations worksheet attached to the Compliance Certificate shall be deemed amended to reflect the revised provision below):

“(d) if no Default or Potential Default exists or arises or would result after giving effect thereto, VRI and its Restricted Subsidiaries may make additional Distributions not otherwise permitted under this Section 10.9, and loans, advances, and investments not otherwise permitted under Section 10.8, so long as, on any date of determination, the aggregate amount of Distributions permitted under this clause (d) and such loans, advances, and investments not otherwise permitted under Section 10.8 does not exceed the Restricted Payment Capacity. (For example and for illustrative purposes only, if VRI and its Restricted Subsidiaries are permitted to make Restricted Payments (as defined in the VRI Indenture) under the VRI Indenture in an amount not to exceed $10.0 million (without regard to whether any conditions to the making of such Restricted Payments (as defined in the VRI Indenture) are satisfied), then the Restricted Companies will be permitted to make Distributions not otherwise permitted under this Section 10.9 and loans, advances, and investments not otherwise permitted under Section 10.8 in an amount not to exceed $10.0 million, if no Default or Potential Default exists or arises or would result after giving effect thereto.)”

(ii) Clause (f) shall be amended by inserting “and” at the end thereof, clause (g) shall be amended by replacing “; and” at the end thereof with “.”, and clause (h) shall be deleted in its entirety.

2. Representations and Warranties. As a material inducement to the Required Lenders and the Administrative Agent to execute and deliver this Amendment, the Company represents and warrants to the Required Lenders and the Administrative Agent (with the knowledge and intent that Required Lenders are relying upon the same in entering into this Amendment) that (a) the Company and the Guarantors have all requisite authority and power to execute, deliver, and perform their respective obligations under this Amendment and the Guarantor Consent and Agreement, as the case may be, which execution, delivery, and performance have been duly authorized by all necessary action, require no Governmental Approvals, and do not violate the respective certificates of incorporation or its bylaws, or other documents of such Companies; (b) upon execution and delivery by the Company, the Guarantors, the Administrative Agent, and the Required Lenders, this Amendment will constitute the legal and binding obligation of the Company and each Guarantor, enforceable against such entities in accordance with this Amendment’s terms, except as that enforceability may be limited by general principles of equity or by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally, (c) all representations and warranties in the Loan Papers are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a specific date or the facts on which any of them are based have been changed by transactions contemplated or permitted by the Credit Agreement, and (d) no Default or Potential Default has occurred and is continuing.

3. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date (the “Effective Date”) upon which Administrative Agent receives (i) counterparts of this Amendment executed by the Company, Administrative Agent, and Required Lenders, (ii) the Guarantors’ Consent and

Agreement executed by each Guarantor, and (iii) a copy of the Senior Subordinated Indenture as in effect on the Effective Date, accompanied by a certificate of a Responsible Officer certifying that such copy is true and correct as of such date.

4. Expenses. The Company shall pay all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of the Administrative Agent’s counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

5. Miscellaneous. Unless stated otherwise herein, (a) the singular number includes the plural, and vice versa, and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions shall not be construed in interpreting provisions of this Amendment, (c) this Amendment shall be governed by and construed in accordance with the laws of the State of New York, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it shall nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts shall be construed together to constitute the same document, (f) this Amendment is a “Loan Paper” referred to in the Credit Agreement, and the provisions relating to Loan Papers in Section 14 of the Credit Agreement are incorporated herein by reference, (g) this Amendment, the Credit Agreement, as amended by this Amendment, and the other Loan Papers constitute the entire agreement and understanding among the parties hereto and supercede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof, and (h) except as provided in this Amendment, the Credit Agreement, the Notes, and the other Loan Papers are unchanged and are ratified and confirmed.

6. Parties. This Amendment binds and inures to the benefit of the Company, the Guarantors, the Administrative Agent, the Lenders, and their respective successors and assigns.

The parties hereto have executed this Amendment in multiple counterparts as of the date first above written.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

THE VAIL CORPORATION (D/B/A “VAIL ASSOCIATES, INC.”), as the Company By: /s/ Martha D. Rehm Name: Martha D. Rehm Title: Executive Vice President Dated: March 2, 2006

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ David A. Johanson
Name: David A. Johanson
Title: Vice President

BANK OF AMERICA, N.A.,
as an L/C Issuer, a Swing Line Lender, and a Lender

By: /s/ David McCauley
Name: David McCauley
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Co-Syndication Agent, a Swing Line Lender, and a Lender

By: /s/ Rob L. Stuart
Name: Rob L. Stuart
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Syndication Agent, an L/C Issuer, and a Lender

By: /s/ Susan K. Petri
Name: Susan K. Petri
Title: Vice President

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Co-Documentation Agent and a Lender

By: /s/ Brenda Casey
Name: Brenda Casey
Title: Director

By: /s/ Joanna Sollman
Name: Joanna Sollman
Title: Assistant Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Co-Documentation Agent and a Lender

By: /s/ Darren Lemkov
Name: Darren Lemkov
Title: Senior Vice President

CALYON NEW YORK BRANCH,
as a Lender

By: /s/ Joseph A. Asciolla    /s/ David Bowers
Name: Joseph A. Asciolla          David Bowers
Title: Managing Director                    Director

JPMORGAN CHASE BANK, NA,
as a Lender

By: /s/ Kent Kaiser
Name: Kent Kaiser
Title: Vice President

COMPASS BANK,
as a Lender

By: /s/ Eric R. Long
Name: Eric R. Long
Title: Senior Vice President

GUARANTY BANK,
as a Lender

By: /s/ Robert S. Hays
Name: Robert S. Hays
Title: Senior Vice President

COMERICA WEST INCORPORATED,
as a Lender

By: /s/ Kevin T. Urban
Name: Kevin T. Urban
Title: Assistant Vice President

GUARANTORS’ CONSENT AND AGREEMENT

As an inducement to Administrative Agent and Required Lenders to execute, and in consideration of Administrative Agent’s and Required Lenders’ execution of the foregoing Second Amendment to Fourth Amended and Restated Credit Agreement, the undersigned hereby consent thereto and agree that the same shall in no way release, diminish, impair, reduce or otherwise adversely affect the respective obligations and liabilities of each of the undersigned under each Guaranty described in the Credit Agreement, or any agreements, documents or instruments executed by any of the undersigned to create liens, security interests or charges to secure any of the indebtedness under the Loan Papers, all of which obligations and liabilities are, and shall continue to be, in full force and effect. This consent and agreement shall be binding upon the undersigned, and the respective successors and assigns of each, and shall inure to the benefit of Administrative Agent and Lenders, and the respective successors and assigns of each.

Vail Resorts, Inc.
Vail Holdings, Inc.
Beaver Creek Associates, Inc.
Beaver Creek Consultants, Inc.
Beaver Creek Food Services, Inc.
Breckenridge Resort Properties, Inc.
Complete Telecommunications, Inc.
Gillett Broadcasting, Inc.
Grand Teton Lodge Company
Heavenly Valley, Limited Partnership
Jackson Hole Golf and Tennis Club, Inc.
JHL&S LLC
Keystone Conference Services, Inc.
Keystone Development Sales, Inc.
Keystone Food and Beverage Company
Keystone Resort Property Management Company
Larkspur Restaurant & Bar, LLC
Lodge Properties, Inc.
Lodge Realty, Inc.
Mountain Thunder, Inc.
Property Management Acquisition Corp., Inc.
Rockresorts International, LLC
Rockresorts LLC
Rockresorts Cheeca, LLC
Rockresorts Equinox, Inc.
Rockresorts LaPosada, LLC
Rockresorts Wyoming, LLC
Rockresorts Casa Madrona, LLC
Rockresorts Cordillera Lodge Company, LLC
Rockresorts Rosario, LLC
SOHO Development, LLC
SSV Holdings, Inc.
Teton Hospitality Services, Inc.

The Village at Breckenridge Acquisition Corp., Inc.
Timber Trail, Inc.
VA Rancho Mirage I, Inc.
VA Rancho Mirage II, Inc.
VA Rancho Mirage Resort, L.P.
Vail/Arrowhead, Inc.
Vail Hotel Management Company, LLC
Vail Associates Holdings, Ltd.
Vail Associates Investments, Inc.
Vail Associates Real Estate, Inc.
Vail/Beaver Creek Resort Properties, Inc.
Vail Food Services, Inc.
Vail Resorts Development Company
Vail RR, Inc.
Vail Summit Resorts, Inc.
Vail Trademarks, Inc.
VAMHC, Inc.
VR Heavenly I, Inc.
VR Heavenly II, Inc.
VR Holdings, Inc.

By:    /s/ Martha D. Rehm
Name: Martha Dugan Rehm
Title    Executive Vice President